Exhibit 99.1

FCB Financial Holdings, Inc. Reports Record First Quarter 2016 Financial Results

Weston, Fla. – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today reported first quarter 2016 net income of $22.5 million, or $0.52 per share on a fully diluted basis, and record core net income of $22.7 million, or $0.53 per share on a fully diluted basis. Core net income rose 26% year-over-year and core net income per diluted share rose 24%. These resulted in a ROA of 119 basis points and a core ROA of 121 basis points, and continue to reflect improvements on a year-over-year basis.

•	Total net revenue of $69.9 million;

•	Core EPS of $0.53 per share on a fully diluted basis;

•	Total loan portfolio grew sequentially at an annualized rate of 35%;

•	New loan fundings of $512.1 million during the quarter;

•	Total deposits grew sequentially at an annualized rate of 35%;

•	Total deposits grew by $472 million during the quarter;

•	Demand deposits grew by $140 million, or 45% annualized, during the quarter;

•	Core efficiency ratio of 45.4%;

•	Core ROA of 121 basis points; and

•	Tangible book value per share was $19.77.

The Company views certain non-recurring items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as core adjustments to net income. Core adjustments for the first quarter of 2016 include $0.2 million of severance and other operating expenses, $0.1 million of cease use expense related to branch closures and $54 thousand loss on sale of investment securities.

The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, are included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “This was another record quarter for our Company, highlighted by new loan and deposit growth in excess of $450 million. This continued momentum across our fundamental core businesses is creating a foundation for sustainable growth and producing strong financial results within a framework of safety and soundness.”

Loan Portfolio and Composition

During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $450.5 million to $5.6 billion at March 31, 2016, an increase of 9% from $5.2 billion as of December 31, 2015 and 37% from $4.1 billion as of March 31, 2015.

The Bank’s new loan portfolio totaled $5.1 billion as of March 31, 2016, an increase of 11% from $4.6 billion as of December 31, 2015 and 52% from $3.4 billion as of March 31, 2015. Loan growth during the quarter was a result of $512.1 million of new loan fundings, consisting of $327.3 million of organic production and $184.7 million of purchased residential mortgages. Organic loan production for the quarter consisted of $134.8 million of commercial and industrial, $76.0 million of commercial real estate and $116.5 million of residential and consumer. As the acquired portfolio continues to resolve, the Bank may periodically supplement organic production with high quality purchased residential mortgages as part of its overall balance sheet management strategy. As of March 31, 2016 new loans made up 91% of the total loan portfolio as compared to 89% and 81% as of December 31, 2015 and March 31, 2015, respectively.

The Bank’s acquired loan portfolio totaled $535.1 million as of March 31, 2016, a decrease of 8% from $582.4 million as of December 31, 2015 and a decrease of 30% from $764.6 million as of March 31, 2015. The decrease in the current quarter was driven by the resolution of $31.4 million of loans as well as scheduled loan amortization. As of March 31, 2016, acquired loans made up 9% of our total loan portfolio as compared to 11% and 19% as of December 31, 2015 and March 31, 2015, respectively.

Asset Quality

The provision for loan losses of $1.4 million recorded for the first quarter of 2016 includes a $2.6 million provision for new loans and net recoupment of valuation allowance of $1.2 million for the acquired loan portfolio due to recoveries and better than expected performance on resolution of acquired loans. The provision for new loans served to increase the related allowance to $26.3 million, or 0.52% of the $5.1 billion in new loans outstanding. The nonperforming new loan ratio as of March 31, 2016 was 0.02%.

Deposits and Borrowings

Deposits totaled $5.9 billion as of March 31, 2016, an increase of 9% from $5.4 billion as of December 31, 2015 and an increase of 40% from $4.2 billion as of March 31, 2015. During the first quarter of 2016, demand deposits increased by $140.2 million, or 11%, from December 31, 2015 and increased by $594.1 million, or 75%, from March 31, 2015. Demand deposits represent 23% of total deposits as of March 31, 2016 as compared to 23% and 19% as of December 31, 2015 and March 31, 2015, respectively. The cost of deposits was 66 basis points for the quarter, representing a 6 basis point increase from the fourth quarter of 2015 and an 11 basis point increase from the first quarter of 2015.

Net Interest Margin and Net Interest Income

The net interest margin for the first quarter of 2016 was 3.65%, a decrease of 4 basis points from the fourth quarter of 2015 and an increase of 7 basis points from the first quarter of 2015. The decrease from the fourth quarter of 2015 was due primarily to an increase of cost of time deposits and borrowings more than offsetting the increase in yield on the new loan portfolio.

Net interest income totaled $64.4 million in the first quarter of 2016, an increase of 4% from $62.0 million in the fourth quarter of 2015 and an increase of 32% from $48.9 million in the first quarter of 2015. Interest income totaled $75.7 million for the first quarter of 2016, an increase of 6% from $71.2 million in the fourth quarter of 2015 and an increase of 37% from $55.4 million in the first quarter of 2015. Interest income from new loans increased by $5.5 million, or 15%, from the fourth quarter of 2015 due to continued growth in the new loan portfolio. Interest income on acquired loans decreased by $1.1 million, or 6%, from the fourth quarter as balance runoff more than offset better than expected cash flow performance. Interest expense was $11.3 million for the first quarter of 2016, an increase of 23% from $9.2 million in the fourth quarter of 2015 and an increase 72% from $6.6 million in the first quarter of 2015. The increase from the fourth quarter of 2015 was a result of an increase of $395.2 million of average interest-bearing liabilities coupled with increased costs associated with the addition of longer duration deposits and borrowings.

Noninterest Income and Noninterest Expense

Noninterest income totaled $5.4 million for the first quarter of 2016 as compared to $7.5 million for the fourth quarter of 2015 and ($54.1) million for the first quarter of 2015. The primary components of noninterest income for the quarter were loan and other fees and bank-owned life insurance income of $2.0 million and $1.3 million, respectively. The Company continues to realize resolution of acquired asset income and gain on sales of other real estate owned stemming from its acquired asset portfolio. As a result of the early termination of the FDIC loss share agreements, the Company recognized all recoveries and gain on sales related to what were previously “covered assets” in its consolidated statement of income as these amounts are no longer shared with the FDIC.

Noninterest expense totaled $33.3 million for the first quarter of 2016, in line with expense of $33.2 million in the fourth quarter of 2015 and an increase of 9% from $30.7 million in the first quarter of 2015. For the quarter, the Company recorded non-core expenses of $0.3 million consisting of severance and other salary expense of $0.2 million and cease use expense of $0.1 million relating to branch closures.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 10.4%, 9.6% and 11.1% for the first quarter of 2016 respectively, compared to 10.9%, 10.3% and 12.1% for the fourth quarter of 2015, respectively. Stockholders’ equity totaled $889.3 million as of March 31, 2016, an increase of 1.5% from $876.1 million as of December 31, 2015 as net income of $22.5 million was partially offset by $13.6 million in treasury stock repurchases. During the quarter, the Company repurchased 421,564 shares at a cost of $13.6 million. Tangible book value per common share is $19.77 as of March 31, 2016.

Conference Call

The Company will host a conference call today, Thursday, April 21, 2016 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company’s website, www.floridacommunitybank.com, by navigating to Investor Relations.

The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through May 21, 2016, by dialing (877) 344-7529 and entering pass code 10083380.

The live broadcast of the conference call will also be available online at the Company’s website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation

Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of core net income and core ROA, total net interest income, total noninterest income and total noninterest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company’s competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

With $7.8 billion in assets, Florida Community Bank (FCB) is the third largest Florida-based independent bank. Listed on the New York Stock Exchange, (NYSE: FCB), the bank serves the state with 47 full service banking centers. The presence of FCB blankets both Florida coasts from Daytona Beach to Miami-Dade, Naples through Tampa Bay, as well as the I-4 Corridor. FCB is among the most highly capitalized banks in the state with capital ratios exceeding the regulatory standard to be considered “well capitalized.” Complete information outlining the depth and breadth of the company is found at www.FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Income

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands, except share and per share data)

Interest income:
Interest and fees on loans	$61,288	$56,945	$51,670	$44,202	$43,306
Interest and dividends on investment securities	14,374	14,147	13,315	13,169	12,110
Other interest income	66	65	38	40	33

Total interest income	75,728	71,157	65,023	57,411	55,449

Interest expense:
Interest on deposits	9,293	7,719	6,846	5,991	5,585
Interest on borrowings	1,993	1,469	1,408	1,246	980

Total interest expense	11,286	9,188	8,254	7,237	6,565

Net interest income	64,442	61,969	56,769	50,174	48,884
Provision for loan losses	1,440	2,329	675	2,470	1,349

Net interest income after provision for loan losses	63,002	59,640	56,094	47,704	47,535

Noninterest income:
Service charges and fees	806	826	823	778	757
Loan and other fees	2,014	2,425	1,783	1,906	2,497
Bank-owned life insurance income	1,285	1,315	1,101	1,097	1,097
FDIC loss share indemnification loss	—	—	—	—	(65,529)
Income from resolution of acquired assets	680	1,110	2,225	2,898	3,372
Gain (loss) on sales of other real estate owned	(110)	709	228	5,605	1,565
Gain (loss) on investment securities	(54)	(28)	166	761	1,007
Other noninterest income	813	1,186	746	1,107	1,145

Total noninterest income	5,434	7,543	7,072	14,152	(54,089)

Noninterest expense:
Salaries and employee benefits	18,645	17,750	16,840	17,856	16,575
Occupancy and equipment expenses	3,572	3,946	3,368	3,806	3,277
Loan and other real estate related expenses	1,820	2,300	1,939	1,425	2,076
Professional services	1,337	1,651	1,166	1,189	1,406
Data processing and network	2,863	2,719	2,433	2,801	2,718
Regulatory assessments and insurance	2,117	2,066	1,919	2,092	2,119
Amortization of intangibles	379	400	400	407	424
Other operating expenses	2,567	2,369	2,641	2,471	2,055

Total noninterest expense	33,300	33,201	30,706	32,047	30,650

Income (loss) before income tax expense (benefit)	35,136	33,982	32,460	29,809	(37,204)
Income tax expense (benefit)	12,684	4,233	11,320	10,433	(20,330)

Net income (loss)	$22,452	$29,749	$21,140	$19,376	$(16,874)

Earnings (loss) per share:
Basic	$0.55	$0.73	$0.51	$0.47	$(0.41)
Diluted	$0.52	$0.68	$0.48	$0.45	$(0.41)

Weighted average shares outstanding:
Basic	40,698,866	40,976,006	41,381,482	41,428,588	41,421,854
Diluted	42,840,157	43,643,408	43,798,378	43,106,131	41,421,854

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands)
Assets:
Cash and due from banks	$48,449	$44,696	$38,045	$32,161	$46,043
Interest-earning deposits in other banks	77,624	57,764	46,714	109,125	66,034
Investment securities:
Available for sale securities, at fair value	1,525,145	1,524,622	1,467,819	1,430,149	1,447,776
Federal Home Loan Bank and other bank stock, at cost	59,321	59,477	65,955	70,505	65,289

Total investment securities	1,584,466	1,584,099	1,533,774	1,500,654	1,513,065

Loans held for sale	900	2,514	2,573	4,782	1,308
Loans:
New loans	5,108,538	4,610,763	4,158,997	3,807,547	3,354,452
Acquired loans	535,129	582,424	647,139	720,175	764,597
Allowance for loan losses	(31,995)	(29,126)	(27,394)	(27,046)	(24,513)

Loans, net	5,611,672	5,164,061	4,778,742	4,500,676	4,094,536

Premises and equipment, net	36,686	36,954	37,351	37,641	38,291
Other real estate owned	43,522	39,340	40,405	42,654	75,017
Goodwill and other intangible assets	86,705	87,084	87,484	87,884	88,291
Deferred tax assets, net	74,420	75,176	78,090	76,720	69,656
Bank-owned life insurance	169,531	168,246	166,931	140,830	139,733
Other assets	102,149	71,552	78,580	74,071	85,109

Total assets	$7,836,124	$7,331,486	$6,888,689	$6,607,198	$6,217,083

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$737,875	$637,047	$618,741	$621,845	$595,389
Interest-bearing	3,276,896	2,935,418	2,678,410	2,586,491	2,411,142

Total transaction accounts	4,014,771	3,572,465	3,297,151	3,208,336	3,006,531
Time deposits	1,887,608	1,858,173	1,524,693	1,257,751	1,219,470

Total deposits	5,902,379	5,430,638	4,821,844	4,466,087	4,226,001
Borrowings	950,462	983,183	1,149,920	1,232,893	1,091,118
Other liabilities	93,984	41,556	61,047	50,739	53,130

Total liabilities	6,946,825	6,455,377	6,032,811	5,749,719	5,370,249

Stockholders’ Equity:
Class A common stock	39	39	39	37	37
Class B common stock	4	4	4	6	6
Additional paid-in capital	853,726	850,609	846,017	839,265	836,720
Retained earnings	110,987	88,535	58,786	37,646	18,270
Accumulated other comprehensive income (loss)	(8,240)	(9,443)	(2,905)	78	10,552
Treasury stock, at cost	(67,217)	(53,635)	(46,063)	(19,553)	(18,751)

Total stockholders’ equity	889,299	876,109	855,878	857,479	846,834

Total liabilities and stockholders’ equity	$7,836,124	$7,331,486	$6,888,689	$6,607,198	$6,217,083

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Key Metrics

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Performance Ratios
Interest rate spread	3.49%	3.56%	3.49%	3.28%	3.42%
Net interest margin	3.65%	3.69%	3.62%	3.43%	3.58%
Return on average assets	1.19%	1.66%	1.26%	1.22%	-1.13%
Return on average equity	10.28%	13.65%	9.73%	8.99%	-7.97%
Efficiency ratio (company level)	47.11%	47.19%	47.47%	49.19%	-580.71%
Average interest-earning assets to average interest bearing liabilities	118.42%	119.25%	120.40%	121.22%	121.55%
Loans receivable to deposits	95.62%	95.63%	99.67%	101.38%	97.47%
Yield on interest-earning assets	4.24%	4.21%	4.12%	3.88%	4.00%
Cost of interest-bearing liabilities	0.75%	0.65%	0.63%	0.60%	0.58%
Asset and Credit Quality Ratios - Total loans
Nonperforming loans to loans receivable	0.33%	0.35%	0.36%	0.39%	0.40%
Nonperforming assets to total assets	0.79%	0.79%	0.84%	0.91%	1.47%
ALL to nonperforming assets	51.51%	50.47%	47.43%	44.83%	26.77%
ALL to total gross loans	0.57%	0.56%	0.57%	0.60%	0.60%
Asset and Credit Quality Ratios - New Loans
Nonperforming new loans to new loans receivable	0.02%	0.03%	0.01%	0.00%	0.00%
New loan ALL to total gross new loans	0.52%	0.52%	0.52%	0.51%	0.52%
Asset and Credit Quality Ratios - Acquired Loans
Nonperforming acquired loans to acquired loans receivable	3.32%	2.90%	2.61%	2.45%	2.16%
Acquired loan ALL to total gross acquired loans	1.06%	0.92%	0.92%	1.04%	0.94%
Capital Ratios (Company)
Average equity to average total assets	11.6%	12.1%	13.0%	13.5%	14.2%
Tangible average equity to tangible average assets	10.6%	11.0%	11.8%	12.3%	12.9%
Tangible common equity ratio (1)	10.4%	10.9%	11.3%	11.8%	12.4%
Tier 1 leverage ratio	9.6%	10.3%	10.6%	11.3%	11.7%
Tier 1 risk-based capital ratio	11.1%	12.1%	12.6%	13.3%	14.1%
Total risk-based capital ratio	11.1%	12.1%	12.6%	13.3%	14.1%
Capital Ratios (Bank)
Average equity to average total assets	10.6%	11.0%	11.5%	11.8%	11.8%
Tangible common equity ratio	9.4%	9.7%	10.0%	10.2%	10.6%
Tier 1 leverage ratio	9.5%	9.9%	10.3%	10.7%	10.8%
Tier 1 risk-based capital ratio	11.1%	11.6%	12.2%	13.0%	13.4%
Total risk-based capital ratio	11.1%	11.6%	12.8%	13.5%	14.0%

(1)	See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Loan Composition

(Unaudited)

	As of
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands)
New Loans:
Commercial real estate	$1,067,594	$998,141	$991,451	$942,424	$903,629
Owner-occupied commercial real estate	558,659	524,728	452,991	400,438	325,972
1-4 single family residential	1,833,190	1,541,255	1,326,180	1,248,625	1,044,480
Construction, land and development	543,540	537,494	430,690	349,659	248,623
Home equity loans and lines of credit	34,973	30,945	28,185	22,798	20,459

Total real estate loans	$4,037,956	$3,632,563	$3,229,497	$2,963,944	$2,543,163

Commercial and industrial	1,064,873	972,803	925,285	837,270	805,233
Consumer	5,709	5,397	4,215	6,333	6,056

Total new loans	$5,108,538	$4,610,763	$4,158,997	$3,807,547	$3,354,452

Acquired ASC 310-30 Loans:
Commercial real estate	$212,041	$247,628	$259,411	$286,337	$309,758
1-4 single family residential	40,061	40,922	69,915	76,849	77,685
Construction, land and development	27,973	28,017	32,996	55,453	56,403

Total real estate loans	$280,075	$316,567	$362,322	$418,639	$443,846

Commercial and industrial	33,413	36,783	46,233	58,045	63,441
Consumer	2,287	2,390	2,434	2,524	2,588

Total Acquired ASC 310-30 Loans	$315,775	$355,740	$410,989	$479,208	$509,875

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$55,731	$55,985	$60,804	$62,473	$69,917
Owner-occupied commercial real estate	20,814	21,101	19,699	19,860	13,287
1-4 single family residential	80,199	84,111	86,832	86,754	97,450
Construction, land and development	6,338	6,338	6,319	8,610	9,801
Home equity loans and lines of credit	47,362	49,407	50,566	52,971	52,762

Total real estate loans	$210,444	$216,942	$224,220	$230,668	$243,217

Commercial and industrial	8,478	9,312	11,504	9,654	10,825
Consumer	432	430	426	645	680

Total Acquired Non-ASC 310-30 Loans	219,354	226,684	236,150	240,967	254,722

Total loans	$5,643,667	$5,193,187	$4,806,136	$4,527,722	$4,119,049

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Deposit Composition

(Unaudited)

	As of
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands)

Noninterest-bearing demand deposits	$737,875	$637,047	$618,741	$621,845	$595,389
Interest-bearing demand deposits	647,824	608,454	404,085	288,990	196,192
Interest-bearing NOW accounts	441,476	347,832	350,602	414,795	439,400
Savings and money market accounts	2,187,596	1,979,132	1,923,723	1,882,706	1,775,550
Time deposits	1,887,608	1,858,173	1,524,693	1,257,751	1,219,470

Total deposits	$5,902,379	$5,430,638	$4,821,844	$4,466,087	$4,226,001

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended March 31,			Three Months Ended December 31,
	2016			2015
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$86,711	$66	0.31%	$142,637	$65	0.18%
New loans	4,856,809	42,712	3.48%	4,314,707	37,230	3.38%
Acquired loans (4)	556,923	18,576	13.34%	622,110	19,715	12.68%
Investment securities	1,576,617	14,374	3.61%	1,575,963	14,147	3.51%

Total interest-earning assets	7,077,060	75,728	4.24%	6,655,417	71,157	4.21%

Non-earning assets:
FDIC loss share indemnification asset	—			—
Noninterest-earning assets	477,018			467,682

Total assets	$7,554,078			$7,123,099

Interest-bearing liabilities:
Interest-bearing demand deposits	$635,500	$784	0.49%	$567,610	$616	0.43%
Interest-bearing NOW accounts	391,158	372	0.38%	319,586	284	0.35%
Savings and money market accounts	2,041,197	2,843	0.56%	1,906,896	2,369	0.49%
Time deposits	1,901,109	5,294	1.12%	1,680,997	4,450	1.05%
FHLB advances and other borrowings	1,007,239	1,993	0.78%	1,105,878	1,469	0.52%

Total interest-bearing liabilities	$5,976,203	$11,286	0.75%	$5,580,967	$9,188	0.65%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$646,442			$620,508
Other liabilities	55,374			56,970
Stockholders’ equity	876,059			864,654

Total liabilities and stockholders’ equity	$7,554,078			$7,123,099

Net interest income		$64,442			$61,969

Net interest spread			3.49%			3.56%

Net interest margin			3.65%			3.69%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended March 31,
	2016			2015
	Average Balance (1)	Interest/ Expense (2	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$86,711	$66	0.31%	$78,344	$33	0.17%
New loans	4,856,809	42,712	3.48%	3,179,879	26,585	3.34%
Acquired loans (4)	556,923	18,576	13.34%	796,571	16,721	8.40%
Investment securities	1,576,617	14,374	3.61%	1,483,886	12,110	3.26%

Total interest-earning assets	7,077,060	75,728	4.24%	5,538,680	55,449	4.00%

Non-earning assets:
FDIC loss share indemnification asset	—			44,045
Noninterest-earning assets	477,018			456,245

Total assets	$7,554,078			$6,038,970

Interest-bearing liabilities:
Interest-bearing demand deposits	$635,500	$784	0.49%	$141,879	$132	0.38%
Interest-bearing NOW accounts	391,158	372	0.38%	392,318	336	0.35%
Savings and money market accounts	2,041,197	2,843	0.56%	1,843,078	2,454	0.54%
Time deposits	1,901,109	5,294	1.12%	1,146,475	2,663	0.94%
FHLB advances and other borrowings	1,007,239	1,993	0.78%	1,032,908	980	0.38%

Total interest-bearing liabilities	$5,976,203	$11,286	0.75%	$4,556,658	$6,565	0.58%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$646,442			$569,304
Other liabilities	55,374			53,997
Stockholders’ equity	876,059			859,011

Total liabilities and stockholders’ equity	$7,554,078			$6,038,970

Net interest income		$64,442			$48,884

Net interest spread			3.49%			3.42%

Net interest margin			3.65%			3.58%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Net Income

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands)

Net Income (loss)	$22,452	$29,749	$21,140	$19,376	$(16,874)

Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	(54)	(28)	166	761	1,007
FDIC loss share indemnification loss	—	—	—	—	(65,529)
Noninterest expense
Salaries and employee benefits	240	48	3	(17)	185
Occupancy and equipment	103	512	—	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	45	245
Data processing and network fees	—	—	—	—	2
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	7	88	20	203	64
Taxes
Tax Effect of adjustments (1)	(146)	(7,897)	50	186	(30,065)

Core Net Income	$22,710	$22,528	$21,047	$19,031	$18,079

Average assets	$7,554,078	$7,123,099	$6,650,260	$6,325,073	$6,038,970
ROA (2)	1.19%	1.66%	1.26%	1.23%	-1.13%
Core ROA (3)	1.21%	1.25%	1.26%	1.21%	1.21%

(1)	Tax effected at marginal income tax rate of 39% except for non tax deductible and discreet items including $9.1 million release of deferred tax asset valuation reserve in Q4 2015. Core tax rate of 35% in 2015 and 36.1% in 2016.
(2)	Return on assets: Annualized net income / average assets
(3)	Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands)

Reported: Net interest income	$64,442	$61,969	$56,769	$50,174	$48,884
FTE adjustment	975	1,044	1,043	986	777

Core net interest income	$65,417	$63,013	$57,812	$51,160	$49,661

Reported: Noninterest income	$5,434	$7,543	$7,072	$14,152	$(54,089)
FTE adjustment	822	841	704	701	702
Less: Gain (loss) on investment securities	(54)	(28)	166	761	1,007
FDIC loss share indemnification loss	—	—	—	—	(65,529)

Core noninterest income (loss)	$6,310	$8,412	$7,610	$14,092	$11,135

Reported: Noninterest expense	$33,300	$33,201	$30,706	$32,047	$30,650
Less:
Salaries and employee benefits	240	48	3	(17)	185
Occupancy and equipment	103	512	—	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	45	245
Data processing and network fees	—	—	—	—	2
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	7	88	20	203	64

Core noninterest expense	$32,950	$32,553	$30,683	$31,816	$30,154

Efficiency ratio (1)	47.11%	47.19%	47.47%	49.19%	-580.71%
Core efficiency ratio (2)	45.41%	45.02%	46.29%	48.14%	48.90%

(1)	Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2)	Core efficiency ratio: Core noninterest expense less amortization of intangibles / (core noninterest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures - Tangible Book Value Per Share

(Unaudited)

	March 31, 2016	December 31 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands, except share and per share data)

Total assets	$7,836,124	$7,331,486	$6,888,689	$6,607,198	$6,217,083
Less:
Goodwill and other intangible assets	86,705	87,084	87,484	87,884	88,291

Tangible assets	$7,749,419	$7,244,402	$6,801,205	$6,519,314	$6,128,792

Total stockholders’ equity	$889,299	$876,109	$855,878	$857,479	$846,834
Less:
Goodwill and other intangible assets	86,705	87,084	87,484	87,884	88,291

Tangible stockholders’ equity	$802,594	$789,025	$768,394	$769,595	$758,543

Shares outstanding	40,595,787	40,860,453	40,984,200	41,423,199	41,443,031
Tangible book value per share	$19.77	$19.31	$18.75	$18.58	$18.30
Average assets	$7,554,078	$7,123,099	$6,650,260	$6,325,073	$6,038,970
Average equity	876,059	864,654	861,971	855,128	859,011
Average goodwill and other intangible assets	86,917	87,291	87,701	88,091	88,536
Tangible average equity to tangible average assets	10.6%	11.0%	11.8%	12.3%	12.9%
Tangible common equity ratio	10.4%	10.9%	11.3%	11.8%	12.4%

For questions please contact:

Matthew Paluch

305-668-5420

IR@fcb1923.com